                                                                   Exhibit 3.251

                               OPERATING AGREEMENT

                                       OF

                         Capital Equity Associates, LLC,
                      a Maryland Limited Liability Company

                             As of February 17, 1995

                                    CONTENTS

SECTION 1  THE COMPANY - FORMATION AND PURPOSE.............................    1
   1.1     Formation ......................................................    1
   1.2     Name ...........................................................    1
   1.3     Governing Law ..................................................    1
   1.4     Defined Terms ..................................................    2
   1.5     Purpose and Powers .............................................    2

SECTION 2  MEMBERS - STATUS, RIGHTS AND OBLIGATIONS .......................    2
   2.1     Members ........................................................    2
   2.2     Membership Interests ...........................................    2
   2.3     Interests Freely Transferable ..................................    2
   2.4     Admission of Members ...........................................    2

SECTION 3  MANAGEMENT OF THE COMPANY ......................................    2
   3.1     Management by Managers .........................................    2
   3.2     Actions by Managers; Committees; Delegation of Authority and
           Duties .........................................................    3
   3.3     Number and Term of Office ......................................    3
   3.4     Vacancies; Removal; Resignation ................................    3
   3.5     Meetings .......................................................    3
   3.6     Approval or Ratification of Acts or Contracts by Members .......    4
   3.7     Action by Written Consent or Telephone Conference ..............    4
   3.8     Compensation ...................................................    5
   3.9     Conflicts of Interest ..........................................    5
   3.10    Officers .......................................................    5


                                      -ii-

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
   3.11    Third Parties ..................................................    6

SECTION 4  MEETINGS OF MEMBERS ............................................    6
   4.1     Meetings .......................................................    6
   4.2     Proxies ........................................................    7
   4.3     Conduct of Meetings ............................................    7
   4.4     Action by Written Consent or Telephone Conference ..............    7

SECTION 5  PAYMENT OBLIGATIONS OF MEMBERS .................................    8
   5.1     Payment For Membership Interest ................................    8
   5.2     No Interest Upon Payments ......................................    8
   5.3     Loans Not to be Treated as Capital Contributions ...............    9
   5.4     Limited Liability ..............................................    9

SECTION 6  DISTRIBUTIONS ..................................................    9
   6.1     Distributions ..................................................    9

SECTION 7  FEDERAL AND STATE TAX MATTERS ..................................    9
   7.1     Taxation as Corporation ........................................    9

SECTION 8  TERM AND TERMINATION OF THE COMPANY ............................    9
   8.1     Term of the Company ............................................    9
   8.2     Events of Termination ..........................................    9
   8.3     Conclusion of Affairs ..........................................    9
   8.4     Conclusion of Affairs ..........................................   10
   8.5     Liquidating Distributions ......................................   10
   8.6     Termination ....................................................   11


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
SECTION 9  ASSIGNMENTS AND THE ADDITION, SUBSTITUTION AND WITHDRAWAL OF
           MEMBERS ........................................................   11
   9.1     No Restrictions on Transfers ...................................   11
   9.2     General Assignment Provisions ..................................   11

SECTION 10 INDEMNIFICATION ................................................   11
   10.1    Right to Indemnification .......................................   11
   10.2    Advance Payment ................................................   12
   10.3    Indemnification of Employees and Agents ........................   12
   10.4    Appearance as a Witness ........................................   12
   10.5    Nonexclusivity of Rights .......................................   13
   10.6    Insurance ......................................................   13
   10.7    Member Notification ............................................   13
   10.8    Savings Clause .................................................   13

SECTION 11 ADMINISTRATIVE PROVISIONS ......................................   13
   11.1    Principal Office ...............................................   13
   11.2    Bank Accounts ..................................................   14
   11.3    Notices ........................................................   14

SECTION 12 MISCELLANEOUS PROVISIONS .......................................   14
   12.1    Entire Agreement ...............................................   14
   12.2    Amendment ......................................................   15
   12.3    Interpretation .................................................   15
   12.4    Severability ...................................................   15
   12.5    Burden and Benefit .............................................   15
   12.6    Further Assurances .............................................   15
   12.7    Counterparts ...................................................   15

                              OPERATING AGREEMENT
                                       OF

                         Capital Equity Associates, LLC,
                      a Maryland limited liability company

          This Operating Agreement (the "Agreement") of Capital Equity Associates, LLC, a Maryland limited liability company (the "Company"), is made and effective as of the ____ day of __, 1995 by and between EMCARE HOLDINGS INC., a Delaware corporation ("Holdings") and EMCARE, INC., a Delaware corporation ("EmCare"). Holdings and EmCare may be referred to herein individually as a "Member" and collectively as the "Members."

SECTION 1
THE COMPANY - FORMATION AND PURPOSE

     1.1 Formation.

          In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Members of the Company hereby:

               (i) acknowledges the formation of the Company as a limited liability company pursuant to the Maryland Limited Liability Company Act, Md. Corps. & Ass'ns Code Ann., Tit. 4A (the "Act") by virtue of Articles of Organization (the "Articles") filed on, 1995, with the Maryland State Department of Assessments and Taxation by Leonard M. Riggs, Jr., as organizer;

               (ii) confirms and agrees to its status as a Member and subscribes for the acquisition of a Membership Interest, as that term is defined herein, upon the terms and conditions set forth in this Agreement; and

               (iii) executes and adopts this Agreement as the Operating Agreement of the Company pursuant to Section 4A-402 of the Act.

     1.2 Name.

          The name of the limited liability company shall be "Capital Equity Associates, LLC."

     1.3 Governing Law.

          This Agreement and all questions with respect to the rights and obligations of the Members, the construction, enforcement and interpretation hereof, and the formation, administration and termination of the Company shall be governed by the provisions of the Act and the law of the State of Maryland.

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     1.4 Defined Terms.

          Except as otherwise specified or when the context may otherwise require, all capitalized terms used in this Agreement shall have the meanings specified in the Section where such capitalized term is first used.

     1.5 Purpose and Powers.

          The Company has the purpose of engaging in any lawful business permitted by the law of the State of Maryland, without limitation.

SECTION 2
MEMBERS - STATUS, RIGHTS AND OBLIGATIONS

     2.1 Members.

          The Members of the Company on the date hereof are Holdings and EmCare and the business and notice address of each such Member are set forth on Exhibit A hereto.

     2.2 Membership Interests.

          The Members agree that each Member's ownership interest in the Company, hereinafter referred to generally as a "Membership Interest," shall be as set forth on Exhibit A hereto, as such Exhibit A may be amended from time to time.

     2.3 Interests Freed Transferable.

          Membership Interests shall be freely transferable, subject to Section
9.1 hereof.

     2.4 Admission of Members.

          Additional Members shall be admitted to the Company effective upon such additional Member's acquisition of a Membership Interest.

SECTION 3
MANAGEMENT OF THE COMPANY

     3.1 Management by Managers.

          (a) Except to the extent the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to
Section 3.2, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, one or more Managers (the "Managers"); and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the right, power and authority on behalf of the Company to exercise all of the rights, powers and authority of the Company under the Act.

          (b) The Members shall not take part in the arrangement of the business of the Company nor transact any business for the Company in their capacity as Members, nor shall they have the power to sign for or to bind the Company.

     3.2 Actions by Manager; Committees; Delegation of Authority and Duties.

          (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 3.5 and 3.7 and (ii) through committees pursuant to Section 3.2(b). No Manager shall otherwise have authority to act for or in the name of the Company.

          (b) The Managers, if more than one, may, from time to time, designate one or more committees, each of which shall be comprised of two or more Managers. Any such committee, to the extent provided in such resolution or in the Articles or these Regulations, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Articles or this Agreement.

     3.3 Number and Term of Office.

          The initial number of Managers of the Company shall be three, which shall be the Managers named in the Articles of Organization. Each Manager shall hold office for a term of one year and thereafter until his successor shall have been appointed and qualified, or until his earlier death, resignation or removal. Managers need not be Members or residents of the State of Maryland. Managers shall be elected by the Members pursuant to a meeting or by written consent pursuant to Section 4.4. The number of Managers may be changed by a duly adopted resolution of either the Members or the Managers.

     3.4 Vacancies; Removal; Resignation.

          If any vacancies occur in the Managers, the Managers then in office, though less than a quorum, may elect a successor or successors, or the Members may elect a successor or successors. Any Manager may be removed, with or without cause, by a majority of the Membership Interests. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     3.5 Meetings.

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          (a) Unless otherwise required by law or provided in the Articles or this Agreement, a majority of the Managers shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof. Such right to dissent shall not apply to a Manager who voted in favor of such action.

          (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          (c) In connection with any annual meeting of Members at which Managers were appointed, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

          (d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

          (e) Special meetings of the Managers may be called by any Manager on at least 48 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or this Agreement.

     3.6 Approval or Ratification of Acts or Contracts by Members.

          The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract.

     3.7 Action by Written Consent or Telephone Conference.

          Any action permitted or required by the Act, the Articles or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Maryland State Department of Assessments and Taxation, and the execution of such consent shall constitute attendance or presence in person at a meeting of the

Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Articles or this Agreement for notice of meetings, unless otherwise restricted by the Articles, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.8 Compensation.

          The Managers shall receive such compensation, if any, for their services as may be designated from time to time by the Managers. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder.

     3.9 Conflicts of Interest.

          Subject to the other express provisions of this Agreement, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or officer the right to participate therein. The Company may transact business with any Manager, Member, officer or affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties and are approved in accordance with Section 3.5(a).

     3.10 Officers.

          (a) The Managers shall, from time to time, designate one or more Persons to be Chairman, President, Vice President, Treasurer and Secretary of the Company and may, from time to time, designate one or more Persons to be other officers of the Company. No officer need be a resident of the State of Maryland, a Member or a Manager. The Chairman, President, Vice President, and Secretary shall be subject to the control of the Managers. In addition, all officers shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the Maryland General Corporation Law, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer by the Managers. Each officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner provided in this Agreement. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers.

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          (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

     3.11 Third Parties.

          Any Person dealing with the Company, other than a Member, may rely on the authority of any officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

SECTION 4
MEETINGS OF MEMBERS

     4.1 Meetings.

          (a) A quorum shall be present at a meeting of Members if the holders of a majority of the Membership Interests are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Membership Interests of all Members entitled to vote is required by the Act, the affirmative vote of a majority of the Membership Interests at a meeting of Members at which a quorum is present shall be the act of the Members.

          (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Maryland as shall be specified or fixed in the notices or waivers of notice thereof.

          (c) Notwithstanding the other provisions of the Articles or this Agreement, the chairman of the meeting or the holders of a majority of the Membership Interests shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a majority of the Membership Interests. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

          (d) An annual meeting of the Members, for the appointment of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Maryland, on such date and at such time as the

Managers shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

          (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by a Manager or the holders of at least ten percent of the Membership Interests of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by this Agreement may be conducted at a special meeting of the Members.

          (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, by mail or by facsimile transmission, by or at the direction of the Managers or person calling the meeting, to each Member entitled to vote at such meeting. Any such notice shall be deemed to be delivered when hand-delivered, when transmitted by facsimile transmission or, if mailed, when deposited in the United States mail, addressed to the Member at his address as provided for in Section 10.3, with postage thereon prepaid.

          (g) The date on which notice of a meeting of Members is mailed or delivered or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

     4.2 Proxies.

          A Member may vote either in person or by proxy executed in writing by the Member. A telecopy, telegram, telex, cablegram or similar transmission by the Member, including a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member, shall be treated as an execution in writing for purposes of this Section 4.2. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Membership Interests that are the subject of such proxy are to be voted with respect to such issue.

     4.3 Conduct of Meetings.

          All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     4.4 Action by Written Consent or Telephone Conference.

          (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Membership Interests that would be necessary to take such action at a meeting at which the holders of all Membership Interests entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section 4.4, a consent or consents signed by the holder or holders of not less than the minimum Membership Interests that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand, facsimile transmission or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers. A telecopy, telegram, telex, cablegram or similar transmission by a Member, including a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

          (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand, by facsimile transmission, or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers.

          (c) If any action by Members is taken by written consent, any articles or documents filed with the State Department of Assessments and Taxation as a result of the taking of the action shall state, in lieu of any statement required by the Act concerning any vote of

Members, that written consent has been given in accordance with the provisions of the Act and that any written notice required by the Act has been given.

          (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the action of any business on the ground that the meeting is not lawfully called or convened.

SECTION 5
PAYMENT OBLIGATIONS OF MEMBERS

     5.1 Payment For Membership Interest.

          The amount paid by each Member for its Membership Interest is set forth on Exhibit A hereto.

     5.2 No Interest Upon Payments.

          No Member shall be entitled to interest on its capital contributions.

     5.3 Loans Not Treated as Capital Contributions.

          Loans by any Member to the Company shall not be considered capital contributions of the lending Member.

     5.4 Limited Liability.

          Except for the payment described in Section 5.1 hereof, no Member shall be required under any circumstances to contribute or lend any money or property to the Company or otherwise be liable for any debts or obligations of the Company.

SECTION 6
DISTRIBUTIONS

     6.1 Distributions.

          The Company shall make such distributions as the Manager in his sole discretion shall determine, subject to Section 4A-503 of the Act. All Members shall share in all distributions pro rata in accordance with their relative Membership Interests.

SECTION 7
FEDERAL AND STATE TAX MATTERS

     7.1 Taxation as Corporation.


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

          The Members intend that the Company shall be taxed as a corporation for federal and state income tax purposes.

SECTION 8
TERM AND TERMINATION OF THE COMPANY

     8.1 Term of the Company.

          The term of the Company shall commence upon filing of Articles of Organization with the Maryland State Department of Assessments and Taxation and shall continue until the date that is twenty (20) years from such filing, unless sooner dissolved and terminated as provided in this Agreement.

     8.2 Events of Termination.

          The Company shall be dissolved upon the occurrence of any of the following events:

          (a) The unanimous determination of the Members, with or without cause, in their sole and absolute discretion, at any time, to dissolve and terminate the Company; or

          (b) The expiration of the term of the Company as stated above.

     8.3 Events Not Resulting in Termination.

          The Company shall not terminate upon the occurrence of any of the following:

          (a) A Member:

               (i) dies, retires, resigns, is expelled as or otherwise ceases to be a Member;

               (ii) makes an assignment for the benefit of creditors;

               (iii) files a voluntary petition in bankruptcy;

               (iv) is adjudged bankrupt or insolvent or has entered against the person an order for relief in any bankruptcy or insolvency proceeding;

               (v) files a petition or answer seeking for that person any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation;


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

               (vi) seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, liquidation of the member or of all or any substantial part of the person's properties; or

               (vii) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the person in any proceeding described in this Section 8.3(a); or

          (b) the continuation of any proceeding against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, for 120 days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Members or all of any substantial part of such Member's properties without agreement or acquiescence, which appointment is not vacated or stayed for 120 days or, if the appointment is stayed, for 120 days after the expiration of the stay during which period the appointment is not vacated;

     8.4 Conclusion of Affairs.

          In the event of the dissolution of the Company for any reason, the Manager shall proceed promptly to wind up the affairs of and liquidate the Company. The Manager shall have reasonable discretion to determine the time, manner, and terms of any sale or sales of Company property pursuant to such liquidation having due regard to the activity and the condition and relevant market and general financial and economic conditions.

     8.5 Liquidating Distributions.

          After paying or providing for the payment of all debts or liabilities of the Company and all expenses of liquidation, and subject to the right of the Manager to set up such reserves as he may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, the proceeds of the liquidation and any other assets of the Company shall be distributed to or for the benefit of the Members in proportion to their Membership Interest. No Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company; however, the Manager shall have the right to distribute assets in kind, valued at the then estimated fair market value of such assets, as a liquidating distribution to the Members. The Manager is specifically authorized to make, and each Member shall be compelled to accept, any such distributions of any one or more asset or assets of the Company in kind even if the percentage of the asset distributed to it exceeds the percentage of that asset which its Membership Interest constitutes of all Membership Interests in the Company. The Manager is specifically authorized to distribute to each of the Members a portion of the Property in kind.

     8.6 Termination.

          Within a reasonable time following the completion of the liquidation of the Company, the Manager shall supply to each of the Members a statement which shall set forth the assets and the liabilities of the Company as of the date of complete liquidation and each

Member's portion of the distributions pursuant to this Agreement. Upon completion of the liquidation of the Company and the distribution of all Company assets, the Company shall terminate, and the Manager shall have the authority to execute and record a Articles of Cancellation of the Company as well as any and all other documents required to effectuate the dissolution and termination of the Company.

SECTION 9
ASSIGNMENTS AND THE
ADDITION, SUBSTITUTION
AND WITHDRAWAL OF MEMBERS

     9.1 No Restrictions on Transfers.

          Membership Interests shall be freely transferable without restriction, subject to compliance with applicable federal or state laws.

     9.2 General Assignment Provisions.

          Upon transfer of a Membership Interest and receipt by the Company of the transferee's written notice of such transfer, which shall so be deemed to be such transferee's written agreement to be bound by this Agreement, such transfer shall be an assignment of all of the selling Member's rights under this Agreement, and the person who acquires such Membership Interest shall be a Member for the purposes of this Agreement.

SECTION 10
INDEMNIFICATION

     10.1 Right to Indemnification.

          Subject to the limitations and conditions as provided in this Section 10, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Manager or officer of the Company or while a Manager or officer of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such Proceeding, and indemnification under this Section 10 shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this
Section 10 shall be deemed contract rights, and no amendment, modification or repeal of this Section 10 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 10 could involve indemnification for negligence or under theories of strict liability.

     10.2 Advance Payment.

          The right to indemnification conferred in this Section 10 shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a person of the type entitled to be indemnified under
Section 10.1 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this Section 10 and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section 10 or otherwise.

     10.3 Indemnification of Employees and Agents.

          The Company, by adoption of a resolution of the Managers, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers and officers under this Section 10; and the Company may indemnify and advance expenses to persons who are not or were not Managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to Managers and officers under this Section 10.

     10.4 Appearance as a Witness.

          Notwithstanding any other provision of this Section 10, the Company may pay or reimburse expenses incurred by a Manager or officer in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     10.5 Nonexclusivity of Rights.

          The right to indemnification and the advancement and payment of expenses conferred in this Section 10 shall not be exclusive of any other right which a Manager, officer or other person indemnified pursuant to Section 10.3 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of Members or disinterested Managers or otherwise.

     10.6 Insurance.

          The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the, Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Section 10.

     10.7 Member Notification.

          To the extent required by law, any indemnification of or advance of expenses to a Manager or officer in accordance with this Section 10 shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     10.8 Savings Clause.

          If this Section 10 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify and hold harmless each Manager, officer or any other person indemnified pursuant to this Section 10 as to costs, charges and expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent permitted by any applicable portion of this Section 10 that shall not have been invalidated and to the fullest extent permitted by applicable law.

SECTION 11
ADMINISTRATIVE PROVISIONS

     11.1 Principal Office.

          (a) The initial principal place of business and principal office of the Company shall be 575 Main Street, Suite 355, Laurel, Maryland 20707. The Company may relocate the principal office and principal place of business and have such additional offices as the Manager may deem advisable in its sole and absolute discretion.

          (b) The Manager shall have the power, on behalf of the Company, to designate, where required, a registered agent (or other agent for receipt of service of process) in each state or jurisdiction in which the Company transacts business and to designate, to the extent required, a registered office, place of business, or mailing address, within or without that state or other jurisdiction. The Company's initial registered agent shall be CSC Lawyers Incorporating Service Company, whose business address is Suite 9E, 11 E. Chase Street, Baltimore, Maryland, 21202.

     11.2 Bank Accounts.

          (a) Funds of the Company shall be deposited in an account or accounts of a type, in form and name and in a bank(s) or other financial institution(s) which are participants in federal or state insurance programs as selected by the Manager. The Manager shall arrange for the appropriate conduct of such accounts. Funds may be withdrawn from such accounts only for bona fide and legitimate Company purposes and may from time to time be invested in such short-term securities, money market funds, certificates of deposit, or other liquid or illiquid assets as the Manager deems appropriate.

          (b) Each Member acknowledges that the Manager may maintain Company funds in account9, money market funds, certificates of deposit, other liquid assets in excess of the insurance provided by the Federal Deposit Insurance Corporation, or other depository insurance institutions, and that the Manager shall not be accountable or liable for any loss of such funds resulting from failure or insolvency of the depository institution.

     11.3 Notices.

          Unless otherwise provided herein, any offer, acceptance, election, approval, consent, certification, request, waiver, notice or other communication required or permitted to be given hereunder (hereinafter collectively referred to as a "Notice"), shall be given to the Member to whom the Notice is to be given at the appropriate address set forth on Exhibit A hereto or at such other address as any Member hereafter may designate to the others in accordance with the provisions of this Section 10.3 by U.S. Mail first class postage prepaid, hand-delivery or facsimile transmission. In addition, the Manager and the other Member shall be sent a copy of all such Notices, by U.S. Mail first class postage prepaid. The date at which a Notice shall be deemed given , if sent by U.S. Mail, shall be the date of deposit of the notice in the U.S. Mail as aforesaid, or, if by hand-delivery or facsimile transmission, on the date of such delivery or transmission.

SECTION 12
MISCELLANEOUS PROVISIONS

     12.1 Entire Agreement.

          This Agreement, including the Exhibits or other documents or schedules attached hereto or incorporated herein by reference constitutes the entire agreement of the Members with respect to the matters covered herein. This Agreement supersedes any and all prior agreements and oral understandings among the Members with respect to such matters.

     12.2 Amendment.

          Except as provided by law or otherwise set forth herein, this Agreement may only be modified or amended by a written instrument which evidences the unanimous approval of the Members; provided, however, that Exhibit A hereto may be amended from time to time by the Manager to the extent required to reflect accurately the then-current status of the information contained thereon.

     12.3 Interpretation.

          Whenever the context may require, any noun or pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     12.4 Severability.

          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to existing or future law, such invalidity shall not impair the operation or affect those portions of this Agreement which are valid, and this Agreement shall remain in full force and effect and shall be construed and enforced in all respects as if such invalid or unenforceable provision or provisions had been omitted.

     12.5 Burden and Benefit.

          Except as expressly otherwise provided herein, this Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person (other than a Member in its capacity as a Member) to whom any debts, liabilities or obligations are owed by or who otherwise has any claim against the Company or any of the Members, and no such creditor or other person shall obtain any right under any such provisions or shall by reason of any such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company, the Manager or any of the Members.

     12.6 Further Assurances.

          Each Member hereby agrees that it shall hereafter execute and deliver such further instruments, provide all information and take or forbear such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

     12.7 Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together will constitute one instrument, binding upon all parties hereto, notwithstanding that all of such parties may not have executed the same counterpart.

[SIGNATURES ON NEXT PAGE]

          IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the date first above written.

                                        MEMBERS:

                                        EMCARE HOLDINGS INC.,
                                        a Delaware corporation


                                        By: /s/ Gary W. Cakt
                                            ------------------------------------
                                        Name: Gary W. Cakt
                                        Title: Sup & CFO


                                        EMCARE, INC.,
                                        a Delaware corporation


                                        By: /s/ Gary W. Cakt
                                            ------------------------------------
                                        Name: Gary W. Cakt
                                        Title: Sup & CFO

EXHIBIT A

                               Membership          Initial
Member and Address              Interest    Capital Contribution
------------------             ----------   --------------------
EMCARE HOLDINGS INC.               99%              $990
1717 Main Street, Suite 5200
Dallas, Texas 75201

EMCARE, INC.                        1%              $ 10
1717 Main Street, Suite 5200
Dallas, Texas 75201